                         [GRANT THORNTON LETTERHEAD]


October 5, 1995



Securities and Exchange Commission
Washington, D.C. 20549

Re:  Conquest Industries Inc.
     File No. 1-10206

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Conquest Industries Inc., dated September 28, 1995, and agree with the statements contained therein. We have no basis to comment on the last sentence of the first paragraph.

Very truly yours,

/s/ Grant Thornton LLP